Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

May 29, 2020

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, Ohio 44115

Re:	Registration Statement on Form S-3 Filed by Athersys, Inc.

Ladies and Gentlemen:

We have acted as counsel for Athersys, Inc., a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of up to 35,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the shares of Common Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing the Common Stock offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the Company will issue and deliver the Common Stock in the manner contemplated by the Registration Statement and the shares of Common Stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such

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Athersys, Inc.

May 29, 2020

Common Stock; (iv) the resolutions authorizing the Company to issue, offer and sell the Common Stock will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Common Stock is offered or sold by the Company and (v) all Common Stock will be issued in compliance with applicable federal and state securities laws.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the General Corporation Law of the State of Delaware as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day